UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/02/2006

STAKTEK HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-110806

DE	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of principal executive offices, including zip code)

512-454-9531
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

I. Directors' Compensation

On February 2, 2006, the Compensation Committee of the Board of Directors (the "Committee") increased the compensation payable to independent directors as follows:

1. Increase in annual retainer to $20,000

2. Increase in Audit Chairperson retainer to $15,000

There were no other changes to the compensation payable to independent directors.

II. 2006 Bonus Incentive Plan

On February 2, 2006, the Committee approved the 2006 Bonus Incentive Plan (the "Bonus Plan"), which applies to all U.S.-based employees of the Company.

There are two parts of the Bonus Plan. The first part covers employees who are at or below the manager level. Bonuses paid to these employees will be based on the Company meeting certain corporate goals.

The second part of the Bonus Plan covers director-level employees, vice presidents, the Chief Technical Officer and the President/Chief Executive Officer, with each executive officer eligible to receive up to the percentage of his or her base salary set forth below.

The bonuses paid will be based on adjusted operating income, which is defined as non-GAAP operating income plus the expense of the Bonus Plan, with certain quarterly targets established. Non-GAAP operating income is defined as operating income, excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation and the associated income tax effect. The Company must achieve at least 75% of a quarterly target in order for any bonus to be paid for that quarter. The payment will be scaled from a 75% payout for achieving 75% of the Adjusted Operating Income target, to a 100% payout for achieving 100% or more of the quarterly target.   In the fourth quarter, if Adjusted Operating Income for the year is between 100% - 120% of the annual target, a pool of 5% of the incremental amount (from 100% to 120%) will be established and paid as an additional part of the fourth quarter bonus. For Adjusted Operating Income greater than 120% of the annual target, a pool of 10% of the incremental amount (over 120%) will be established and paid as an additional part of the fourth quarter bonus.

Percentage of Base Salary Based on Position:

CEO                        1.20

CTO (former CEO)        1.20
CFO                        0.70
General Counsel                0.65

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: February 07, 2006	By:	/s/ Stephanie Lucie
Stephanie Lucie
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	2006 Bonus Incentive Plan